UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 11, 2015

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Certain portions of our press release dated March 11, 2015, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

• The 1st paragraph relating to the announcement of the results of operations for the fourth quarter of 2014 and the full year 2014

• The 2nd paragraph relating to results of operations for the fourth quarter of 2014

• The 3rd and 4th paragraphs relating to results of operations for the full year 2014

• The 6th paragraph relating to 2014 results of operations, 2014 cash flow and balance sheet items

• The first sentence of the 7th paragraph relating to results of operations for the full year 2014

• The 9th paragraph relating to the conference call to be held on March 12, 2015

• The consolidated statements of income and consolidated balance sheets

Item 7.01 Regulation FD Disclosure

Certain portions of our press release dated March 11, 2015, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

• Portions of the 3rd paragraph relating to the comparison with 2013 net sales of ongoing brands

• The 5th paragraph relating to business outlook, new product introductions, planned product launches and potential catalysts to accelerate growth

• Portions of the 7rd paragraph relating to 2015 guidance

• The 11th paragraph relating to forward looking information

• The 12th paragraph relating to Regulation G disclosures

• The balance of such press release not otherwise incorporated by reference in Items 2.02 or 8.01

Item 8.01 Other Events

The 8th paragraph of our press release dated March 11, 2015 relating to our cash dividend is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

99.1 Our press release dated March 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: March 11, 2015

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President